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                                                                      Exhibit 5


                                 April 24, 1998


The Learning Company, Inc.
One Athenaeum Street
Cambridge, MA 02142

         Re:  Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of The Learning Company, Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of up to 1,469,887 shares (the "Original Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), to be sold by certain holders of the Original Shares (the "Selling Stockholders") and up to 192,605 shares of Common Stock (the "Earn Out Shares") to be sold by certain of the Selling Stockholders issued pursuant to a Share Purchase Agreement dated as of September 20, 1996 by and among the Company and Berends Advies en Beheer B.V., Oscar W.R. van Dijk Consultancy en Beheer B.V. and Johan van Dijk Consultancy en Beheer B.V. and Mr. M.P. Berends, Mr. O.W.R. van Dijk and Mr. J.J.R. van Dijk and a Share Purchase Agreement dated as of April 5, 1997, as amended, by and among the Company and Rainer Rossipaul and Rossipaul Kommunikation GmhH (the "Share Purchase Agreements").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     In connection with this opinion and as General Counsel of the Company, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, the preparation and filing of the Registration Statement and certain related matters; (iv) the Share Purchase Agreements; (v) a form of specimen certificate for the Common Stock; (vi) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (vii) such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as


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The Learning Company, Inc.
April 24, 1998
Page 2


originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning any law other than the substantive law of The Commonwealth of Massachusetts.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

     1. Assuming the conformity of the certificates representing the Original Shares to the form of the specimen certificate of the Common Stock examined by me and the due execution and delivery of such certificates, the Original Shares have been duly authorized for issuance, were validly issued and are fully paid and nonassessable.

     2. Assuming the conformity of the certificates representing the Earn Out Shares to the form of the specimen certificate of the Common Stock examined by me and the due execution and delivery of such certificates, the Earn Out Shares have been duly authorized for issuance and, when certificates therefor have been issued and delivered in accordance with the applicable Share Purchase Agreement, the Earn Out Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished by me, as General Counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.


                                        Very truly yours,

                                        /s/ Neal S. Winneg

                                        Neal S. Winneg
                                        General Counsel